CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$1,500,000	$193.20

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement dated March 26, 2014 (To the Prospectus dated July 19, 2013, the Prospectus Supplement dated July 19, 2013 and the Index Supplement dated July 19, 2013)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-190038

$1,500,000

AutoCallable Contingent Payment Notes due

March 28, 2024 Linked to the Lowest Return of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Global Medium-Term Notes, Series A

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Initial Valuation Date:	March 26, 2014

Issue Date:	March 31, 2014

Final Valuation Date:*	March 25, 2024

Maturity Date:	March 28, 2024

Valuation Dates:*	Quarterly, on the 26th day of each March, June, September and December (or if such day is not a Reference Asset Business Day, the next following Reference Asset Business Day), beginning on and including June 26, 2014, provided that the final Valuation Date will be the Final Valuation Date noted above.

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 in excess thereof

Reference Assets:	S&P 500® Index (the “S&P 500 Index”), Russell 2000® Index (the “Russell 2000 Index”) and EURO STOXX 50® Index (the “EURO STOXX 50 Index”)

Reference Asset	Bloomberg Ticker	Initial Level	Barrier Level	Coupon Barrier Level
S&P 500 Index	SPX<Index>	1,852.56	926.28	1,852.56
Russell 2000 Index	RTY<Index>	1,155.49	577.75	1,155.49
EURO STOXX 50 Index	SX5E<Index>	3,130.17	1,565.09	3,130.17

The S&P 500 Index, the Russell 2000 Index and the EURO STOXX 50 Index are each referred to in this pricing supplement as a “Reference Asset” and collectively as the “Reference Assets”.

Contingent Payment Amount and Unpaid Coupon Amounts:

The Contingent Payment Amount is $21.125 per $1,000 principal amount Note (equal to 2.1125% of the principal amount of the Notes).

Payment of the Contingent Payment Amount, as described below under “Contingent Payment”, will be due with respect to a Valuation Date if and only if, on that Valuation Date, the Closing Level of each Reference Asset is equal to or greater than is respective Coupon Barrier Level. Such payment (if any) will be due on the Contingent Payment Date immediately following the relevant Valuation Date.

If a Contingent Payment Amount does not become due with respect to a Valuation Date (i.e., because the Closing Level of one or more Reference Asset on such Valuation Date is less than its respective Coupon Barrier Level), the Contingent Payment Amount for such Valuation Date will become an “Unpaid Coupon Amount”.

Contingent Payment:

On each Contingent Payment Date, unless the Notes have been previously redeemed (pursuant to the “Automatic Call” provisions described below), you will receive:

•       The Contingent Payment Amount due on such Contingent Payment Date (if one is due); plus

•       If a Contingent Payment is due, any Unpaid Coupon Amounts that have not already been paid on a previous Contingent Payment Date.

If a Contingent Payment Amount does not become due with respect to a Valuation Date, you will not receive such Contingent Payment Amount unless and until a Valuation Date occurs on which the Closing Levels of each of the Reference Assets are equal to or greater than their respective Coupon Barrier Levels. You will not receive any Unpaid Coupon Amounts on a Contingent Payment Date unless a Contingent Payment Amount otherwise becomes due and payable on such date. If the Closing Level of at least one Reference Asset is below its respective Coupon Barrier Level on each Valuation Date throughout the term of the Notes, you will not receive any Contingent Payment Amounts or Unpaid Coupon Amounts on your Notes.

Automatic Call:	The Notes will be called if the Closing Level of each Reference Asset on any Valuation Date, beginning with the Valuation Date scheduled to occur in March 2017 (the twelfth Valuation Date), is at or above its respective Initial Level. If the Notes are called, Barclays Bank PLC will pay on the applicable Call Settlement Date a cash payment per Note equal to the principal amount plus (i) the Contingent Payment Amount otherwise due on the related Contingent Payment Date (as described above) plus (ii) any Unpaid Coupon Amounts that have accrued but have not yet been paid. No further amounts will be owed to you under the Notes after the Call Settlement Date.

[Terms of the Notes Continue on the Next Page]

	Initial Issue Price†	Price to Public	Agent’s Commission‡	Proceeds to Barclays Bank PLC
Per Note	$1,000	100%	4.00%	96.00%
Total	$1,500,000	$1,500,000	$60,000	$1,440,000

‡	Barclays Capital Inc. will receive commissions from the Issuer equal to 4.00% of the principal amount of the Notes, or $40.00 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers.
†	Our estimated value of the Notes on the Initial Valuation Date, based on our internal pricing models, is $903.70 per Note. The estimated value is less than the initial issue price of the Notes. See “Additional Information Regarding Our Estimated Value of the Notes” on page PS-4 of this pricing supplement.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-4 of the prospectus supplement and “Selected Risk Considerations” beginning on page PS-11 of this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Terms of the Notes, Continued

Contingent Payment Dates:**	The Contingent Payment Date for any Valuation Date will be the fifth Business Day after such Valuation Date, except that the Contingent Payment Date for the Final Valuation Date will be the Maturity Date.

Call Settlement Date:	The Contingent Payment Date following the Valuation Date with respect to which an Automatic Call occurs (as described above under “Automatic Call”).

Payment at Maturity:

If your Notes are not automatically called pursuant to the “Automatic Call” provisions described above, you will receive (subject to our credit risk) on the Maturity Date, in addition to any Contingent Coupon Amount and/or Unpaid Coupon Amounts that may be due on such date, a payment determined as follows:

•       If the Final Level of the Lowest Performing Reference Asset is greater than or equal to its respective Barrier Level, $1,000 per $1,000 principal amount Note that you hold.

•       If the Final Level of the Lowest Performing Reference Asset is less than its respective Barrier Level, an amount per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × Reference Asset Return of the Lowest Performing Reference Asset]

You may lose some or all of the principal amount of your Notes at maturity. If the Notes are not automatically called, and if the Final Level of the Lowest Performing Reference Asset is less than its respective Barrier Level, your Notes will be fully exposed to any such decline. The payment at maturity (other than the determination of whether any Contingent Payment Amounts or Unpaid Coupon Amounts will be payable) will be based solely on the Reference Asset Return of the Lowest Performing Reference Asset and the performances of the other Reference Assets will not be taken into account for purposes of calculating any payment due at maturity under the Notes.

Any payments due on the Notes, including any payment due at maturity, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this pricing supplement.

Closing Level:

With respect to a Reference Asset, on any day, the closing level of the Reference Asset published at the regular weekday close of trading on that day as displayed on the applicable Bloomberg Professional® service page noted above or any successor page on Bloomberg Professional® service or any successor service, as applicable.

In certain circumstances, the Closing Level of a Reference Asset will be based on the alternate calculation of the Reference Asset as described in “Reference Assets—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” of the accompanying Prospectus Supplement.

Coupon Barrier Level:	With respect to a Reference Asset, 100.00% of its corresponding Initial Level (as noted in the table above).

Barrier Level:	With respect to a Reference Asset, 50.00% of its corresponding Initial Level (as noted in the able above).

Reference Asset Business Day:

A day that is a scheduled trading day with respect to all of the Reference Assets.

The term “scheduled trading day”, with respect to each Reference Asset, has the meaning set forth under “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” in the accompanying prospectus supplement.

Business Day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London generally, are authorized or obligated by law or executive order to close.

Lowest Performing Reference Asset:	The Reference Asset with the lowest Reference Asset Return, as calculated in the manner set forth below.

Reference Asset Return:	With respect to each Reference Asset, an amount calculated as follows: Final Level – Initial Level Initial Level

Initial Level:	With respect to a Reference Asset, the Closing Level of the Reference Asset on the Initial Valuation Date. The Initial Level for each Reference Asset is set forth in the table above, which appears under the caption “Reference Assets”.

Final Level:	With respect to a Reference Asset, the Closing Level of the Reference Asset on the Final Valuation Date.

Calculation Agent:	Barclays Bank PLC

CUSIP/ISIN:	06741UAY0 / US06741UAY01

*	Subject to postponement, as described under “Selected Purchase Considerations—Market Disruption Events” in this pricing supplement”.
**	If such day is not a Business Day, payment will be made on the immediately following Business Day with the same force and effect as if made on the specified date. No interest will accrue as a result of delayed payment and “Market disruption events and adjustments” below.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and the index supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated July 19, 2013

http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

•	Prospectus Supplement dated July 19, 2013

http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

•	Index Supplement dated July 19, 2013

http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

ADDITIONAL INFORMATION REGARDING OUR ESTIMATED VALUE OF THE NOTES

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Initial Valuation Date is based on our internal funding rates. Our estimated value of the Notes may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Notes on the Initial Valuation Date is less than the initial issue price of the Notes. The difference between the initial issue price of the Notes and our estimated value of the Notes is results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.

Our estimated value on the Initial Valuation Date is not a prediction of the price at which the Notes may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Notes in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Notes in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Initial Valuation Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Initial Valuation Date for a temporary period expected to be approximately six months after the Issue Date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes which we will no longer expect to incur over the term of the Notes. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Notes based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-11 of this pricing supplement.

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE ON THE NOTES

The following examples are hypothetical and are provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of any Reference Asset from its Initial Level to its Final Level. We cannot predict the Closing Level of any Reference Asset on any day during the term of the Notes, including on the Valuation Dates. You should not take these examples as an indication or assurance of the expected performance of any Reference Asset.

The numbers appearing in the examples below have been rounded for ease of analysis. These examples do not take into account any tax consequences from investing in the Note. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the total payment on the Notes per $1,000 principal amount Note to the $1,000 issue price. The following examples illustrate amounts payable on a hypothetical offering of the Notes under various scenarios, based on the following assumptions:

•	Principal Amount per Note: $1,000

•	Number of Valuation Dates: 40

•	First Valuation Date on which the Notes May be Automatically Called: 12th Valuation Date (the Valuation Date scheduled to occur in March 2017)

•	Contingent Payment Amount: $21.125 per $1,000 principal amount Note (2.1125% of the principal amount per Note)

•	Initial Level of each Reference Asset: 100.00*

•	Coupon Barrier Level of each Reference Asset: 100.00*

•	Barrier Level of each Reference Asset: 50.00*

*	The hypothetical Initial Level of each Reference Asset of 100.00, hypothetical Coupon Barrier Level of 100.00 and hypothetical Barrier Level of each Reference Asset of 50.00 have been chosen for illustrative purposes only and do not represent actual likely Initial Levels, Coupon Barrier Levels or Barrier Levels for any Reference Asset. The actual Initial Level for each Reference Asset is equal to the Closing Level of such Reference Asset on the Initial Valuation Date, as noted on the cover page of this pricing supplement. For more information about recent actual levels of the Reference Assets, please see “Information Regarding the Reference Assets” below.

Example 1: The Notes are Automatically Called on the Twelfth Valuation Date (the first Valuation Date with Respect to Which the Notes May be Automatically Called).

Valuation Date No.	Closing Level of S&P 500 Index	Closing Level of Russell 2000 Index	Closing Level of EURO STOXX 50 Index	Contingent Payment Amount Due	Unpaid Coupon Amount	Total Payment Due on Contingent Payment Date
1	105.00	110.00	120.00	$21.125	N/A	$21.125[1]
2	110.00	90.00	130.00	N/A	$21.125	$0.00
3	95.00	90.00	85.00	N/A	$21.125	$0.00
4	120.00	103.00	105.00	$21.125	N/A	$63.375[2]
5	105.00	110.00	115.00	$21.125	N/A	$21.125[1]
6	80.00	106.00	110.00	N/A	$21.125	$0.00
7	75.00	65.00	90.00	N/A	$21.125	$0.00
8	105.00	98.00	135.00	N/A	$21.125	$0.00
9	115.00	120.00	88.00	N/A	$21.125	$0.00
10	110.00	105.00	130.00	$21.125	N/A	$105.625[3]
11	99.00	55.00	89.00	N/A	$21.125	$0.00
12	105.00	110.00	115.00	$21.125	N/A	$1,042.25[4]

[1]	On the first and fifth Valuation Dates, the Closing Level of each Reference Asset is equal to or greater than its respective Initial Level and there are no Unpaid Coupon Amounts that have accrued but not have yet been paid. Accordingly, the investor receives the Contingent Payment Amount of $21.125 per $1,000 principal amount Note on the related Contingent Payment Date.
[2]	On the fourth Valuation Date, the Closing Level of each Reference Asset is equal to or greater than its respective Initial Level and a Contingent Payment Amount is therefore due on the related Contingent Payment Date. A Contingent Payment Amount is not due with respect to the second and third Valuation Dates because the Closing Level of at least one Reference Asset on each such date is below its Coupon Barrier Level. Accordingly, the Contingent Payment Amounts that would have otherwise been due with respect to the second and third Valuation Dates become Unpaid Coupon Amounts.

The investor receives, on the Contingent Payment Date following the fourth Valuation Date, a total payment of $63.375 per $1,000 principal amount Note (comprised of the Contingent Payment Amount of $21.125 due with respect to the fourth Valuation Date plus the $21.125 that are Unpaid Coupon Amounts with respect to the second and third Valuation Dates).

[3]	A Contingent Payment Amount is not due with respect to the sixth through ninth Valuation Dates because the Closing Level of at least one Reference Asset on each such date is below its Coupon Barrier Level. Accordingly, the Contingent Payment Amounts that would have otherwise been due with respect to the sixth through ninth Valuation Dates become Unpaid Coupon Amounts. On the tenth Valuation Date, the Closing Level of each Reference Asset is equal to or greater than its respective Initial Level and a Contingent Payment Amount is therefore due on the related Contingent Payment Date.

The investor receives, on the Contingent Payment Date following the tenth Valuation Date, a total payment of $105.625 per $1,000 principal amount Note (comprised of the Contingent Payment Amount of $21.125 due with respect to the tenth Valuation Date plus the $21.125 that are Unpaid Coupon Amounts with respect to each of the sixth through ninth Valuation Dates).

[4]	A Contingent Payment Amount is not due with respect to the eleventh Valuation Date because the Closing Level of at least one Reference Asset on such date is below its Coupon Barrier Level. Accordingly, the Contingent Payment Amount that would have otherwise been due with respect to the eleventh Valuation Date becomes an Unpaid Coupon Amount. On the twelfth Valuation Date, the Closing Level of each Reference Asset is equal to or greater than its respective Initial Level and a Contingent Payment Amount is therefore due on the related Contingent Payment Date.

In addition, because the Closing Level of each Reference Asset on the twelfth Valuation Date is greater than its Initial Level, the Notes are automatically called on the related Contingent Payment Date pursuant to the “Automatic Call” provisions described above.

The investor receives, on the Call Settlement Date, a total payment of $1,042.25 per $1,000 principal amount Note (comprised of the (i) principal amount of the Notes plus (ii) the Contingent Payment Amount of $21.125 due with respect to the twelfth Valuation Date plus (iii) the $21.125 that is an Unpaid Coupon Amount with respect to the eleventh Valuation Date.) The Notes cease to be outstanding and no further payments are due at any time after the Call Settlement Date.

In this example, the investor receives total payments of $1,253.50 per $1,000 principal amount Note that they hold. The total return on investment of the Notes is 25.35%.

Example 2: The Notes are Automatically Called on the Twentieth Valuation Date.

Valuation Date No.	Closing Level of S&P 500 Index	Closing Level of Russell 2000 Index	Closing Level of EURO STOXX 50 Index	Contingent Payment Amount Due	Unpaid Coupon Amount	Total Payment Due on Contingent Payment Date
1	105.00	110.00	120.00	$21.125	N/A	$21.125[1]
2	110.00	90.00	130.00	N/A	$21.125	$0.00
3	95.00	90.00	85.00	N/A	$21.125	$0.00
4	80.00	73.00	105.00	N/A	$21.125	$0.00
5	65.00	50.00	105.00	N/A	$21.125	$0.00
6	80.00	96.00	110.00	N/A	$21.125	$0.00
7	75.00	65.00	90.00	N/A	$21.125	$0.00
8	105.00	98.00	135.00	N/A	$21.125	$0.00
9	115.00	70.00	85.00	N/A	$21.125	$0.00
10	110.00	105.00	130.00	$21.125	N/A	$190.125[2]
11	99.00	55.00	89.00	N/A	$21.125	$0.00
12	103.00	85.00	120.00	N/A	$21.125	$0.00
13	90.00	105.00	75.00	N/A	$21.125	$0.00
14	112.00	103.00	60.00	N/A	$21.125	$0.00
15	150.00	65.00	95.00	N/A	$21.125	$0.00
16	110.00	90.00	103.00	N/A	$21.125	$0.00
17	95.00	80.00	75.00	N/A	$21.125	$0.00
18	103.00	87.00	80.00	N/A	$21.125	$0.00
19	105.00	90.00	85.00	N/A	$21.125	$0.00
20	110.00	105.00	103.00	$21.125	N/A	$1,190.125[3]

[1]	On the first Valuation Date, the Closing Level of each Reference Asset is equal to or greater than its respective Initial Level and there are no Unpaid Coupon Amounts that have accrued but not have yet been paid. Accordingly, the investor receives the Contingent Payment Amount of $21.125 per $1,000 principal amount Note on the related Contingent Payment Date.
[2]	A Contingent Payment Amount is not due with respect to the second through ninth Valuation Dates because the Closing Level of at least one Reference Asset on each such date is below its Coupon Barrier Level. Accordingly, the Contingent Payment Amounts that would have otherwise been due with respect to the second through the ninth Valuation Dates become Unpaid Coupon Amounts. On the tenth Valuation Date, the Closing Level of each Reference Asset is equal to or greater than its respective Initial Level and a Contingent Payment Amount is therefore due on the related Contingent Payment Date.

The investor receives, on the Contingent Payment Date following the tenth Valuation Date, a total payment of $190.125 per $1,000 principal amount Note (comprised of the Contingent Payment Amount of $21.125 due with respect to the tenth Valuation Date plus the $21.125 that are Unpaid Coupon Amounts with respect to the second through the ninth Valuation Dates).

[3]	A Contingent Payment Amount is not due with respect to the eleventh through the nineteenth Valuation Dates because the Closing Level of at least one Reference Asset on each such date is below its Coupon Barrier Level. Accordingly, the Contingent Payment Amounts that would have otherwise been due with respect to the eleventh through the nineteenth Valuation Dates become Unpaid Coupon Amounts. On the twentieth Valuation Date, the Closing Level of each Reference Asset is equal to or greater than its respective Initial Level and a Contingent Payment Amount is therefore due on the related Contingent Payment Date.

In addition, because the Closing Level of each Reference Asset on the twentieth Valuation Date is greater than its Initial Level, the Notes are automatically called on the related Contingent Payment Date pursuant to the “Automatic Call” provisions described above.

The investor receives, on the Call Settlement Date, a total payment of $1,042.25 per $1,000 principal amount Note (comprised of (i) the principal amount of the Notes plus (ii) the Contingent Payment Amount of $21.125 due with respect to the twentieth Valuation Date plus (iii) the $21.125 that are Unpaid Coupon Amounts with respect to the eleventh through the nineteenth Valuation Dates.) The Notes cease to be outstanding and no further payments are due at any time after the Call Settlement Date.

In this example, the investor receives total payments of $1,211.25 per $1,000 principal amount Note that they hold. The total return on investment of the Notes is 21.125%.

Example 3 – Notes are Not Automatically Called and the Final Level of the Lowest Performing Reference Asset is Not Less Than its Barrier Level

Valuation Date No.	Closing Level of S&P 500 Index	Closing Level of Russell 2000 Index	Closing Level of EURO STOXX 50 Index	Contingent Payment Amount Due	Unpaid Coupon Amount	Total Payment Due on Contingent Payment Date
1	95.00	110.00	120.00	N/A	$21.125	$0.00
2	110.00	120.00	130.00	$21.125	N/A	$42.25[1]
3	95.00	90.00	85.00	N/A	$21.125	$0.00
4	80.00	73.00	105.00	N/A	$21.125	$0.00
5	65.00	50.00	105.00	N/A	$21.125	$0.00
6	80.00	96.00	110.00	N/A	$21.125	$0.00
7	75.00	65.00	90.00	N/A	$21.125	$0.00
8	105.00	98.00	135.00	N/A	$21.125	$0.00
9	115.00	70.00	85.00	N/A	$21.125	$0.00
10	110.00	65.00	130.00	N/A	$21.125	$0.00
11	99.00	55.00	89.00	N/A	$21.125	$0.00
12	103.00	85.00	120.00	N/A	$21.125	$0.00
13	90.00	105.00	75.00	N/A	$21.125	$0.00
14	112.00	103.00	60.00	N/A	$21.125	$0.00
15	150.00	65.00	95.00	N/A	$21.125	$0.00
16	110.00	90.00	103.00	N/A	$21.125	$0.00
17	95.00	80.00	75.00	N/A	$21.125	$0.00
18	103.00	87.00	80.00	N/A	$21.125	$0.00
19	105.00	90.00	85.00	N/A	$21.125	$0.00
20	110.00	95.00	103.00	N/A	$21.125	$0.00
21	95.00	85.00	65.00	N/A	$21.125	$0.00
22	97.00	103.00	90.00	N/A	$21.125	$0.00
23	80.00	70.00	105.00	N/A	$21.125	$0.00
24	105.00	90.00	110.00	N/A	$21.125	$0.00
25	65.00	50.00	90.00	N/A	$21.125	$0.00
26	90.00	89.00	120.00	N/A	$21.125	$0.00
27	103.00	105.00	80.00	N/A	$21.125	$0.00
28	85.00	90.00	65.00	N/A	$21.125	$0.00
29	80.00	130.00	95.00	N/A	$21.125	$0.00
30	80.00	120.00	110.00	N/A	$21.125	$0.00
31	90.00	85.00	70.00	N/A	$21.125	$0.00
32	120.00	55.00	65.00	N/A	$21.125	$0.00
33	70.00	75.00	90.00	N/A	$21.125	$0.00
34	105.00	90.00	60.00	N/A	$21.125	$0.00
35	110.00	120.00	98.00	N/A	$21.125	$0.00
36	76.00	85.00	100.00	N/A	$21.125	$0.00
37	85.00	100.00	110.00	N/A	$21.125	$0.00
38	70.00	75.00	130.00	N/A	$21.125	$0.00
39	120.00	85.00	90.00	N/A	$21.125	$0.00
40	110.00	95.00	75.00	N/A	$21.125	$1,000.00[3]

[1]	A Contingent Payment Amount is not due with respect to the first Valuation Dates because the Closing Level of at least one Reference Asset on such date is below its Coupon Barrier Level. Accordingly, the Contingent Payment Amounts that would have otherwise been due with respect to the first Valuation Date become an Unpaid Coupon Amount. On the second Valuation Date, the Closing Level of each Reference Asset is equal to or greater than its respective Initial Level and a Contingent Payment Amount is therefore due on the related Contingent Payment Date.

The investor receives, on the Contingent Payment Date following the second Valuation Date, a total payment of $42.50 per $1,000 principal amount Note (comprised of the Contingent Payment Amount of $21.125 due with respect to the second Valuation Date plus the $21.125 that is an Unpaid Coupon Amount with respect to the first Valuation Date).

[2]	Because the Closing Level of at least one Reference Asset is less than its respective Initial Level on each Valuation Date from and after the third Valuation Date, no Contingent Payment becomes payable on any related Contingent Payment Date. Because no Contingent Payment otherwise became payable with respect to any Valuation Date from and after the third Valuation Date, the investor never receives the Unpaid Coupon Amounts with respect to any such Valuation Date.

Based on the Final Levels shown in the table above (the Closing Levels of each Reference Asset on the fortieth Valuation Date, which is the Final Valuation Date), the Reference Asset Returns of the S&P 500 Index, the Russell 2000 Index and the EURO STOXX 50 Index are 10.00%, -5.00% and -25.00%, respectively. Accordingly, the EURO STOXX 50 Index is the Lowest Performing Reference Asset.

Because the Final Level of the Lowest Performing Reference Asset is equal to or greater than its respective Barrier Level, the investor receives a payment at maturity of $1,000 per $1,000 principal amount Note. Accordingly, the investor receives total payments of $1,042.50 per $1,000 principal amount Note that they hold during the term of the Notes. The total return on investment of the Notes is 4.25%.

Example 4 – Notes are Not Automatically Called and the Final Level of the Lowest Performing Reference Asset is Less Than its Barrier Level

Valuation Date No.	Closing Level of S&P 500 Index	Closing Level of Russell 2000 Index	Closing Level of EURO STOXX 50 Index	Contingent Payment Amount Due	Unpaid Coupon Amount	Total Payment Due on Contingent Payment Date
1	95.00	110.00	120.00	N/A	$21.125	$0.00
2	110.00	70.00	130.00	N/A	$21.125	$0.00
3	95.00	90.00	85.00	N/A	$21.125	$0.00
4	80.00	73.00	105.00	N/A	$21.125	$0.00
5	65.00	50.00	105.00	N/A	$21.125	$0.00
6	80.00	96.00	110.00	N/A	$21.125	$0.00
7	75.00	65.00	90.00	N/A	$21.125	$0.00
8	105.00	98.00	135.00	N/A	$21.125	$0.00
9	115.00	70.00	85.00	N/A	$21.125	$0.00
10	110.00	65.00	130.00	N/A	$21.125	$0.00
11	99.00	55.00	89.00	N/A	$21.125	$0.00
12	103.00	85.00	120.00	N/A	$21.125	$0.00
13	90.00	105.00	75.00	N/A	$21.125	$0.00
14	112.00	103.00	60.00	N/A	$21.125	$0.00
15	150.00	65.00	95.00	N/A	$21.125	$0.00
16	110.00	90.00	103.00	N/A	$21.125	$0.00
17	95.00	80.00	75.00	N/A	$21.125	$0.00
18	103.00	87.00	80.00	N/A	$21.125	$0.00
19	105.00	90.00	85.00	N/A	$21.125	$0.00
20	110.00	95.00	103.00	N/A	$21.125	$0.00
21	95.00	85.00	65.00	N/A	$21.125	$0.00
22	97.00	103.00	90.00	N/A	$21.125	$0.00
23	80.00	70.00	105.00	N/A	$21.125	$0.00
24	105.00	90.00	110.00	N/A	$21.125	$0.00
25	65.00	50.00	90.00	N/A	$21.125	$0.00
26	90.00	89.00	120.00	N/A	$21.125	$0.00
27	103.00	105.00	80.00	N/A	$21.125	$0.00
28	85.00	90.00	65.00	N/A	$21.125	$0.00
29	80.00	130.00	95.00	N/A	$21.125	$0.00
30	80.00	120.00	110.00	N/A	$21.125	$0.00
31	90.00	85.00	70.00	N/A	$21.125	$0.00
32	120.00	55.00	65.00	N/A	$21.125	$0.00
33	70.00	75.00	90.00	N/A	$21.125	$0.00
34	105.00	90.00	60.00	N/A	$21.125	$0.00
35	110.00	120.00	98.00	N/A	$21.125	$0.00
36	76.00	85.00	100.00	N/A	$21.125	$0.00
37	85.00	100.00	110.00	N/A	$21.125	$0.00
38	70.00	75.00	80.00	N/A	$21.125	$0.00
39	120.00	85.00	60.00	N/A	$21.125	$0.00
40	110.00	30.00	80.00	N/A	$21.125	$300.00[1]

[1]	Because the Closing Level of at least one Reference Asset is less than its respective Initial Level on each Valuation Date during the term of the Notes, no Contingent Payment becomes payable on any Contingent Payment Date. Because no Contingent Payment otherwise became payable with respect to any third Valuation Date, the investor never receives the Unpaid Coupon Amounts with respect to any Valuation Date.

Based on the Final Levels shown in the table above (the Closing Levels of each Reference Asset on the fortieth Valuation Date, which is the Final Valuation Date), the Reference Asset Returns of the S&P 500 Index, the Russell 2000 Index and the EURO STOXX 50 Index are 10.00%, -70.00% and -20.00%, respectively. Accordingly, the Russell 2000 Index is the Lowest Performing Reference Asset.

Because the Final Level of the Lowest Performing Reference Asset is less than its respective Barrier Level, the investor receives a payment at maturity of $300.00 per $1,000 principal amount Note, calculated as follows:

$1,000 + [Reference Asset Return of the Lowest Performing Reference Asset]

$1,000 + [$1,000 × -70.00%] = $300.00

Accordingly, the investor receives total payments of $300.00 per $1,000 principal amount Note that they hold during the term of the Notes. The total return on investment of the Notes is -70.00%.

ADDITIONAL HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples above demonstrated hypothetical scenarios of amounts payable during the term of the Notes based on a range of hypothetical Closing Levels for each of the Reference Assets on each Valuation Date. The following examples provide additional illustrations of amounts payable at maturity on the Notes. These examples do not take into account any tax consequences of investing in the Notes and make the following key assumptions:

•	Principal Amount per Note: $1,000

•	The Notes have NOT been automatically called pursuant to the “Automatic Call” provisions described on the cover page of this pricing supplement

•	Initial Level of each Reference Asset: 100.00*

•	Barrier Level of each Reference Asset: 50.00*

*	The hypothetical Initial Level of each Reference Asset of 100.00 and the hypothetical Barrier Level of each Reference Asset of 50.00 have been chosen for illustrative purposes only and do not represent actual likely Initial Levels or Barrier Levels for any Reference Asset. The actual Initial Level for each Reference Asset will be equal to the Closing Level of such Reference Asset on the Initial Valuation Date. For more information about recent actual levels of the Reference Assets, please see “Historical Information about the Reference Assets” below

Final Level of S&P 500 Index	Final Level of Russell 2000 Index	Final Level of EURO STOXX 50 Index	Reference Asset Return of S&P 500 Index	Reference Asset Return of Russell 2000 Index	Reference Asset Return of EURO STOXX 50 Index	Reference Asset Return of Lowest Performing Reference Asset	Total Payment Due on Maturity Date (per $1,000 principal amount Note)[1]
170.00	180.00	150.00	70.00%	80.00%	50.00%	50.00%	$1,000.00
200.00	140.00	160.00	100.00%	40.00%	60.00%	40.00%	$1,000.00
150.00	130.00	140.00	50.00%	30.00%	40.00%	30.00%	$1,000.00
140.00	120.00	150.00	40.00%	20.00%	50.00%	20.00%	$1,000.00
120.00	170.00	110.00	20.00%	70.00%	10.00%	10.00%	$1,000.00
103.00	100.00	105.00	3.00%	0.00%	5.00%	0.00%	$1,000.00
110.00	105.00	90.00	10.00%	5.00%	-10.00%	-10.00%	$1,000.00
105.00	80.00	135.00	5.00%	-20.00%	35.00%	-20.00%	$1,000.00
115.00	70.00	85.00	15.00%	-30.00%	-15.00%	-30.00%	$1,000.00
110.00	95.00	60.00	10.00%	-5.00%	-40.00%	-40.00%	$1,000.00
50.00	55.00	89.00	-50.00%	-45.00%	-11.00%	-50.00%	$1,000.00
103.00	40.00	120.00	3.00%	-60.00%	20.00%	-60.00%	$400.00
30.00	90.00	105.00	-70.00%	-10.00%	5.00%	-70.00%	$300.00
90.00	103.00	20.00	-10.00%	3.00%	-80.00%	-80.00%	$200.00
10.00	65.00	95.00	-90.00%	-35.00%	-5.00%	-90.00%	$100.00
110.00	90.00	0.00	10.00%	-10.00%	-100.00%	-100.00%	$0.00

[1]	Excluding any Contingent Payment Amounts or Unpaid Coupon Amounts that may be payable on the Maturity Date, if applicable. No Contingent Payment Amounts or Unpaid Coupon Amounts will be payable on the Maturity Date unless the Final Level of each Reference Asset (the Closing Level of each Reference Asset on the Final Valuation Date) is equal to or greater than its respective Coupon Barrier Level.

Example 5: The Final Level of the S&P 500 Index is 120.00, the Final Level of the Russell 2000 Index is 170.00 and the Final Level of the EURO STOXX Index is 110.00.

In this example, the Reference Asset Returns of the S&P 500 Index, the Russell 2000 Index and the EURO STOXX Index are 20.00%, 70.00% and 10.00%, respectively. Accordingly, the EURO STOXX Index is the Lowest Performing Reference Asset.

Because the Final Level of the Lowest Performing Reference Asset is not less than its Barrier Level, the investor receives a payment at maturity of $1,000 per $1,000 principal amount Note that they hold (plus the Contingent Payment Amount that would be due on the Maturity Date and any Unpaid Coupon Amounts that have not previously been paid).

Example 6: The Final Level of the S&P 500 Index is 115.00, the Final Level of the Russell 2000 Index is 70.00 and the Final Level of the EURO STOXX Index is 85.00.

In this example, the Reference Asset Returns of the S&P 500 Index, the Russell 2000 Index and the EURO STOXX Index are 15.00%, -30.00% and -15.00%, respectively. Accordingly, the Russell 2000 Index is the Lowest Performing Reference Asset.

Because the Final Level of the Lowest Performing Reference Asset is not less than its Barrier Level, the investor receives a payment at maturity of $1,000 per $1,000 principal amount Note that they hold.

Example 7: The Final Level of the S&P 500 Index is 30.00, the Final Level of the Russell 2000 Index is 90.00 and the Final Level of the EURO STOXX Index is 105.00.

In this example, the Reference Asset Returns of the S&P 500 Index, the Russell 2000 Index and the EURO STOXX Index are -70.00%, -10.00% and 5.00%, respectively. Accordingly, the S&P 500 Index is the Lowest Performing Reference Asset.

Because the Final Level of the Lowest Performing Reference Asset is less than its Barrier Level, the investor receives a payment at maturity of $300.00 per $1,000 principal amount Note that they hold, calculated as follows:

$1,000 + [$1,000 × Reference Asset Return of the Lowest Performing Reference Asset]

$1,000 + [$1,000 × -70.00%] = $300.00

SELECTED PURCHASE CONSIDERATIONS

•	Market Disruption Events—The Valuation Dates and the Maturity Date (or Call Settlement Date, as applicable) are subject to adjustment in the event of a Market Disruption Event with respect to any Reference Asset. If the Calculation Agent determines that a Market Disruption Event occurs or is continuing in respect of any Reference Asset on a Valuation Date, the relevant Valuation Date will be postponed. If such postponement occurs, the Closing Levels of the Reference Assets for the relevant Valuation Date will be determined using the Closing Levels on the first following Reference Asset Business Day on which no Market Disruption Event occurs or is continuing in respect of any Reference Asset. In no event, however, will the relevant Valuation Date be postponed by more than five days that would have been a Reference Asset Business Days but for the occurrence of a Market Disruption Event. If the Calculation Agent determines that a Market Disruption Event occurs or is continuing in respect of any Reference Asset on such fifth day, the Calculation Agent will determine the Closing Level of the Reference Asset(s) unaffected by such Market Disruption Event using the Closing Level of such Reference Asset(s) on such fifth day, and will make an estimate of the Closing Level of the Reference Asset(s) affected by such Market Disruption Event that would have prevailed on such fifth day in the absence of such Market Disruption Event.

In the event that a Valuation Date (other the Final Valuation Date) is postponed, the related Contingent Payment Date (and Call Settlement Date, if applicable) will be the fifth Business Day following the Valuation Date, as postponed. If the Final Valuation Date is postponed, and notwithstanding anything to the contrary in the accompanying prospectus supplement, the Maturity Date will be postponed such that the number of Business Days between the Final Valuation Date and the Maturity Date (as postponed) remains the same.

For a description of what constitutes a market disruption event with respect to each Reference Asset, see “Reference Assets—Indices— Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” in the accompanying prospectus supplement.

•	Adjustments to the Reference Assets— The payment you will receive on any Contingent Payment Date or at maturity (or early redemption, if applicable) may be subject to adjustment in certain circumstances. For a description of adjustments that may affect the Reference Assets, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index” in the accompanying prospectus supplement.

•	Exposure to the Equities Underlying the Reference Assets—All payments due under the Notes, if any, are linked to the Lowest Performing Reference Asset. As such, the investor is exposed to the performance (which may be negative) of the S&P 500 Index, the Russell 2000 Index, or EURO STOXX 50 Index. The S&P 500 Index consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets. The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The EURO STOXX 50 Index is comprised of fifty European blue-chip companies from within the Eurozone portion of the STOXX 600 Supersector indices.

For additional information regarding the Reference Assets, please see “Information Regarding the Reference Assets” in this pricing supplement.

•	Material U.S. Federal Income Tax Considerations—The material tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your Notes in the initial issuance of the Notes). In addition, this discussion does not apply to you if you purchase your Notes for less than the principal amount of the Notes.

The U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below. Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Notes as a contingent income-bearing derivative contract with respect to the Reference Assets.

If your Notes are properly treated as a contingent income-bearing derivative contract, you will likely be taxed on any Contingent Payments you receive on the Notes as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. In addition, you should recognize gain or loss upon the sale, redemption or maturity of your Notes in an amount equal to the difference (if any) between the amount you receive at such time and your tax basis in the Notes. Except as described below, such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year. However, it is possible that you should recognize ordinary income upon the sale of your Notes to the extent of the portion of the sale proceeds that relates to accrued Contingent Payments that you have not yet included in ordinary income. Any character mismatch arising from your inclusion of ordinary income in respect of any Contingent Payments and capital loss (if any) upon the sale, redemption or maturity of your Notes may result in adverse tax consequences to you because an investor’s ability to deduct capital losses is subject to significant limitations.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes in the manner described above. This opinion assumes that the description of the terms of the Notes in this pricing supplement is materially correct.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF INVESTING IN THE NOTES.

Alternative Treatments. As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Notes, possibly with retroactive effect. Other alternative treatments for your Notes may also be possible under current law. For example, it is possible that the Notes could be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. Under the contingent payment debt instrument rules, you generally would be required to accrue interest on a current basis in respect of the Notes over their term based on the comparable yield and projected payment schedule for the Notes and pay tax accordingly, even though these amounts may exceed the Contingent Payments (if any) that are made on the Notes. You would also be required to make adjustments to your accruals if the actual amounts that you receive in any taxable year differ from the amounts shown on the projected payment schedule. In addition, any gain you may recognize on the sale, redemption or maturity of the Notes would be taxed as ordinary interest income and any loss you may recognize on the sale, redemption or maturity of the Notes would generally be ordinary loss to the extent of the interest you previously included as income without an offsetting negative adjustment and thereafter would be capital loss. You should consult your tax advisor as to the special rules that govern contingent payment debt instruments.

It is also possible that your Notes could be treated as an investment unit consisting of (i) a debt instrument that is issued to you by us and (ii) a put option in respect of the Reference Assets that is issued by you to us. You should consult your tax advisor as to the possible consequences of this alternative treatment.

For a further discussion of the tax treatment of your Notes and the Contingent Payments to be made on the Notes as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes. For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this pricing supplement.

Non-U.S. Holders. Barclays currently does not withhold on payments to non-U.S. holders in respect of instruments such as the Notes. However, if Barclays determines that there is a material risk that it will be required to withhold on any such payments, Barclays may withhold on any Contingent Payments at a 30% rate, unless you have provided to Barclays (i) a valid Internal Revenue Service Form W-8ECI or (ii) a valid Internal Revenue Service Form W-8BEN claiming tax treaty benefits that reduce or eliminate withholding. If Barclays elects to withhold and you have provided Barclays with a valid Internal Revenue Service Form W-8BEN claiming tax treaty benefits that reduce or eliminate withholding, Barclays may nevertheless withhold up to 30% on any Contingent Payments it makes to you if there is any possible characterization of the payments that would not be exempt from withholding under the treaty. Non-U.S. holders will also be subject to the general rules regarding information reporting and backup withholding as described under the heading “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding” in the accompanying prospectus supplement.

The following replaces the discussion of Section 871(m) of the Internal Revenue Code in the accompanying prospectus supplement under “Certain U.S. Federal Income Tax Considerations—Tax Treatment of Non-U.S. Holders.” The Treasury Department has issued proposed regulations under Section 871(m) of the Internal Revenue Code which would, if finalized in their current form, impose U.S. federal withholding tax on “dividend equivalent” payments made on certain financial instruments linked to U.S. corporations (which the proposed regulations refer to as “specified ELIs”) that are owned by non-U.S. holders. According to a notice issued by the Internal Revenue Service on March 4, 2014, the Internal Revenue Service intends to issue regulations providing that the term “specified ELI” will exclude any instrument issued prior to 90 days after the date when the proposed regulations under Section 871(m) are finalized. Accordingly, we anticipate that non-U.S. holders of the Notes will not be subject to tax under Section 871(m) of the Internal Revenue Code.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Assets or the underlying components of the Reference Assets. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Securities with More Than One Reference Asset, Where the Performance of the Security Is Based on the Performance of Only One Reference Asset”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

•	“Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise); and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

In addition to the risks described above, you should consider the following:

•	Your Investment in the Notes May Result in a Loss; No Principal Protection—The Notes do not guarantee any return of principal. If the Notes are never automatically called, the payment at maturity depends on whether the Final Level of the Lowest Performing Reference Asset is less than its respective Barrier Level. If the Final Level of the Lowest Performing Reference Asset is less than the Barrier Level with respect to such Reference Asset, your Notes will be fully exposed to such decline and you will lose some or all of your principal. Specifically, if the Final Level of the Lowest Performing Reference Asset is less than its Barrier Level (a decline of 50% compared to its Initial Level), you will lose 1.00% of your principal amount for every 1.00% decline in the Closing Level of the Lowest Performing Reference Asset as measured from its Initial Level to its Final Level.

•	A Contingent Payment Amount Will Not Become Payable With Respect to a Valuation Date Unless the Closing Level of Each Reference Asset on the Valuation Date is Equal to or Greater than its Coupon Barrier Level; You May Not Receive Any Contingent Payment Amounts on Your Notes—A Contingent Payment Amount will become payable on a Valuation Date if and only if the Closing Level of each Reference Asset is equal to or greater than its respective Coupon Barrier Level. The Coupon Barrier Level for each Reference Asset is equal to 100% of its Initial Level, which means that a Contingent Payment Amount will not become payable with respect to any Valuation Date unless the Closing Level of each Reference Asset on the relevant Valuation Date is equal to or greater than its respective Initial Level. If no Valuation Dates occur on which the Closing Level of each Reference Asset is equal to or greater than its respective Coupon Barrier Level, you will not receive any payments in excess of the principal amount of your Notes at any time during the term of the Notes.

The return at maturity of all or a portion of the principal amount of your Notes (plus additional amounts, if any, that you receive during the term of your Notes) may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

•	If Any Unpaid Coupon Amounts Accrue on a Valuation Date, You May Never Receive Such Unpaid Coupon Amounts—As described above, a Contingent Payment Amount will become payable on a Contingent Payment Date if and only if the Closing Level of each Reference Asset on the related Valuation Date is equal to or greater than its respective Coupon Barrier Level. If a Contingent Payment Amount does not become payable on any Valuation Date (i.e., because the Closing Level of one or more Reference Asset(s) is below its Coupon Barrier Level), the Contingent Payment Amount that would have otherwise become payable with respect to such Valuation Date will become an Unpaid Coupon Amount. Any such Unpaid Coupon Amount will be paid to you on the next Contingent Payment Date on which a Contingent Payment Amount is otherwise payable, if one occurs. In other words, if the Closing Level of each Reference Asset on a Valuation Date is equal to or greater than its respective Coupon Barrier Level, you will receive a Contingent Payment Amount on the related Contingent Payment Date plus any Unpaid Coupon Amounts that have not previously been paid on a Contingent Payment Date (and, if the relevant Valuation Date is the twelfth Valuation Date or later, your Notes will be automatically called and you will also receive the principal amount of your Notes).

If, however, an Unpaid Coupon Amount accrues on your Notes but there never occurs a Valuation Date thereafter on which the Closing Level of each Reference Asset is equal or greater than their respective Coupon Barrier Levels, you will never receive such Unpaid Coupon Amounts. Unpaid Coupon Amounts will be paid to a holder of the Notes if and only if, after the Valuation Date on which the Unpaid Coupon Amount accrued, a Valuation Date occurs on which the Closing Level of each Reference Asset is equal to or greater than its respective Coupon Barrier Level.

•	If the Notes are Not Automatically Called, the Payment at Maturity on the Notes is not Linked to the Level of any Reference Asset Other than the Final Level of the Lowest Performing Reference Asset—If the Notes are not automatically called, any payment (excluding the determination of whether a Contingent Payment Amount or any Unpaid Coupon Amounts are payable) due at maturity will be linked solely to the performance of the Lowest Performing Reference Asset and the performance of the other Reference Assets will not be taken into consideration. For example, if the Final Level of the Lowest Performing Reference Asset is less than its respective Barrier Level, even though either or both of the other Reference Assets appreciate from their Initial Levels to their Final Levels, the calculation of the payment at maturity will not take into account such appreciation and your Notes will be fully exposed to any decline of the Lowest Performing Reference Asset from its Initial Level to its Final Level. Similarly, if all the Reference Assets have negative Reference Asset Returns, any payment at maturity will depend solely on whether the Final Level of the Lowest Performing Reference Asset is less than its Barrier Level and will not be limited in any way by virtue of the Reference Asset Returns of the other Reference Assets being greater than the Reference Asset Return of the Lowest Performing Reference Asset or by virtue of the Final Level of the other Reference Assets not being less than their Barrier Levels. Your investment in the Notes may result in a return that is less, and may be substantially less, than an investment that is linked to the Reference Asset(s) that are not the Lowest Performing Reference Assets.

•	If the Notes are Not Automatically Called, the Payment at Maturity of Your Notes is Not Based on the Closing Level of the Lowest Performing Reference Asset at Any Time Other than on the Final Valuation Date—If the Notes are not automatically called, any payment (excluding the determination of whether a Contingent Payment Amount or any Unpaid Coupon Amounts are payable) due at maturity will be based solely on the Closing Level of the Lowest Performing Reference Asset on the Final Valuation Date. Therefore, if the level of the Lowest Performing Reference Asset fell precipitously on the Final Valuation Date, the payment at maturity, if any, that you will receive for your Notes may be significantly less than it would otherwise have been had such payment been linked to the level of the Lowest Performing Reference Asset at any time prior to such drop.

•	You Will Not Receive More Than the Principal Amount of Your Notes at Maturity—At maturity, in addition to the final Contingent Payment Amount and any Unpaid Coupon Amounts (which you will receive only if the Closing Level of each Reference Asset on the Final Valuation Date is equal to or greater than its respective Initial Level), you will not receive more than the principal amount of your Notes, even if the Reference Asset Returns of any or all of the Reference Assets is greater than 0%. The total payments you receive over the term of the Notes will never exceed the principal amount of your Notes plus the Contingent Payment Amounts, if any, paid during the term of the Notes.

•	Potential Return Limited to the Contingent Payment Amounts— The return, if any, on the Note is limited to the Contingent Payment Amounts (or Unpaid Coupon Amounts, as applicable). A Contingent Payment Amount will not be made on any Contingent Payment Date if the Closing Level of any Reference Asset on the related Valuation Date is less than its Coupon Barrier Level. Additionally, as noted above, you will not receive any of the Unpaid Coupon Amounts unless, after the Valuation Date on which the Unpaid Coupon Amount accrued, a Valuation Date occurs on which the Closing Level of each Reference Asset is equal to or greater than its respective Coupon Barrier Level. You will not participate in any appreciation in the level of any Reference Asset.

•	Potential Early Exit—As described on the cover page of this pricing supplement, the Notes will be automatically called if the Closing Level of each Reference Asset on any Valuation Date, beginning with the Valuation Date scheduled to occur in March 2017, is equal to or greater than its respective Initial Level. If the Notes are automatically called prior to maturity, you may not be able to reinvest any amounts received on the Call Settlement Date in a comparable investment with similar risk and yield. No additional payments will be due after the Call Settlement Date.

•	Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•	Suitability of the Notes for Investment—You should reach a decision whether to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement, the index supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

•	Holding the Notes is not the Same as Owning Directly the Reference Assets, or the Underlying Constituents of the Reference Assets; No Dividend Payments or Voting Rights—Holding the Notes is not the same as investing directly in any of the Reference Assets or the underlying constituents/components of the Reference Assets. The return on your Notes will not reflect the return you would realize if you actually purchased the Reference Assets or underlying constituents/components of the Reference Assets. As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the stocks comprising any of the Reference Assets would have.

•	Historical Performance of a Reference Asset Should Not Be Taken as Any Indication of the Future Performance of a Reference Asset Over the Term of the Notes—The historical performance of a Reference Asset is not an indication of the future performance of that Reference Asset over the term of the Notes. The historical correlation between Reference Assets is not an indication of the future correlation between them over the term of the Notes. Therefore, the performance of the Reference Assets over the term of the Notes may bear no relation or resemblance to the historical performance of any of the Reference Assets.

•	Certain Considerations Related to Equity Indices Whose Underlying Constituents Are Small Capitalization Stocks—The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

•	Certain Consideration Related to Equity Indices Whose Underlying Constituents Are Non- U.S. Securities that Trade in Non-U.S. Markets—The equity securities underlying the EURO STOXX 50 Index are issued by non-U.S. issuers. Investments in securities linked to the value of non-U.S. securities involve risks associated with the securities markets in those countries. In particular securities issued by foreign companies in foreign securities markets may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks which may have a negative impact on the performance of the financial products linked to such securities, which may have an adverse effect on the Notes. The public availability of information concerning the issuers of such securities will vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the issuers of these securities may be subject to accounting, auditing and financial reporting standards and requirement that differ from those applicable to United States reporting companies. Regula[t]ory and tax environments in these foreign jurisdictions may be subject to change without review or appeal. Guarding against such risks is made more difficult by low levels of corporate disclosure and unreliability of economic and financial data.

•	The Notes are Subject to Currency Exchange Rate Risk—The component stocks of the EURO STOXX Index are traded and quoted in foreign currencies on non-U.S. markets. Therefore, holders of the Notes will be exposed to currency exchange rate risk with respect to the currencies in which the stocks comprising the EURO STOXX 50 Index are denominated. Currency exchange rates may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. If the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in your payment at maturity. If the value of the currencies in which EURO STOXX 50 Index components are denominated strengthens against the U.S. dollar during the term of your Notes, you may not obtain the benefit of that increase, which you would have had you owned directly the securities included in the EURO STOXX 50 Index.

•	Adjustments to the Reference Assets Could Adversely Affect the Value of the Notes—Those responsible for calculating and maintaining the Reference Assets can add, delete or substitute the components of the Reference Assets, or make other methodological changes that could change the value of the Reference Assets. In addition, the publisher of a Reference Asset may discontinue or suspend calculation or publication of such Reference Asset. Any of these actions could adversely affect the value of the Reference Assets and, consequently, the value of the Notes. For a description of the actions that may be taken by the Calculation Agent in the event that a Reference Asset publisher discontinues or suspends calculation of an Index, please see “Selected Purchase Considerations—Market Disruption Events” and “Selected Purchase Considerations—Adjustments to the Indices” in this pricing supplement.

•	The Estimated Value of Your Notes Might be Lower if Such Estimated Value Were Based on the Levels at Which Our Debt Securities Trade in the Secondary Market—The estimated value of your Notes on the Initial Valuation Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above may be lower if such estimated value was based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value of Your Notes is Lower Than the Initial Issue Price of Your Notes—The estimated value of your Notes on the Initial Valuation Date is lower than the initial issue price of your Notes. The difference between the initial issue price of your Notes and the estimated value of the Notes is as a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.

•	The Estimated Value of the Notes is Based on Our Internal Pricing Models, Which May Prove to be Inaccurate and May be Different from the Pricing Models of Other Financial Institutions—The estimated value of your Notes on the Initial Valuation Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Notes may not be consistent with those of other financial institutions which may be purchasers or sellers of Notes in the secondary market. As a result, the secondary market price of your Notes may be materially different from the estimated value of the Notes determined by reference to our internal pricing models.

•	The Estimated Value of Your Notes Is Not a Prediction of the Prices at Which You May Sell Your Notes in the Secondary Market, if any, and Such Secondary Market Prices, If Any, Will Likely be Lower Than the Initial Issue Price of Your Notes and Maybe Lower Than the Estimated Value of Your Notes—The estimated value of the Notes will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Notes. Further, as secondary market prices of your Notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Notes such as fees, commissions, discounts, and the costs of hedging our obligations under the Notes, secondary market prices of your Notes will likely be lower than the initial issue price of your Notes. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions, if any, will likely be lower than the price you paid for your Notes, and any sale prior to the maturity date could result in a substantial loss to you.

•	The Temporary Price at Which We May Initially Buy The Notes in the Secondary Market And the Value We May Initially Use for Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative of Future Prices of Your Notes—Assuming that all relevant factors remain constant after the Initial Valuation Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market (if Barclays Capital Inc. makes a market in the Notes, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Notes on the Initial Valuation Date, as well as the secondary market value of the Notes, for a temporary period after the initial issue date of the Notes. The price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Notes.

•	We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect Your Notes in Various Ways and Create Conflicts of Interest—We and our affiliates establish the offering price of the Notes for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Notes, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Notes. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Notes and such compensation or financial benefit may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Notes. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Notes. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Notes. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Notes into account in conducting these activities.

•	Additional Potential Conflicts—In addition to the variety of roles that we and our affiliates play in connection with the issuance of the Notes described above under “We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect Your Notes in Various Ways and Create Conflicts of Interest”, we also act as calculation agent and may enter into transactions to hedge our obligations under the Notes. In performing these varied duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•	Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Barclays Capital Inc. or one or more of our other affiliates may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•

Taxes—The U.S. federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes at a rate that may exceed the Contingent Payments (if any) that you receive on the Notes and whether all or part of the gain you may recognize upon the sale, redemption or maturity of an instrument such as the Notes should be treated as ordinary income. Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Notes (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case (i) increase the likelihood that you will be required to accrue income in respect of the Notes even if you do not receive any payments with respect to the Notes until redemption or maturity and (ii) require you to accrue income in respect of the Notes in excess of any Contingent Payments received on the Notes. The outcome of this process is uncertain. In addition, any character mismatch arising from your inclusion of ordinary income in respect of any Contingent Payments and capital loss (if any) upon the sale, redemption or maturity of your Notes may result in adverse tax consequences to you because an investor’s ability to deduct capital losses is subject to significant limitations. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

•	Many Economic and Market Factors Will Impact the Value of the Notes—In addition to the levels of the Reference Assets on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Reference Assets;

•	the time to maturity of the Notes;

•	the market price and dividend rate on the common stocks underlying the Reference Assets;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

•	supply and demand for the Notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

INFORMATION REGARDING THE REFERENCE ASSETS

The S&P 500® Index

As noted above, the S&P 500 Index consists of 500 component stocks selected to provide an indication of the pattern of stock price movement in the U.S. equities market. For more details about the S&P 500 Index, the index sponsor and license agreement between the index sponsor and the issuer, as well as certain risk factors that you should consider, see “Reference Assets—Non-Proprietary Indices-Equity Indices—S&P 500 Index” and “Risk Factors” on page IS-36 and IS-2, respectively, of the accompanying index supplement.

Historical High, Low and Closing Levels of the S&P 500 Index

You should not take the historical levels of the S&P 500 Index as an indication of the future performance of the S&P 500 Index. The Closing Level of the S&P 500 Index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the Closing Level of the S&P 500 Index during any period shown below is not an indication that the S&P 500 Index is more or less likely to increase or decrease at any time during the life of the Notes.

Neither we nor any of our affiliates make any representation to you as to the performance of the S&P 500 Index. The actual performance of the S&P 500 Index over the life of the offered Notes, as well as the payment at maturity, may bear little relation to the historical levels shown below.

The table below shows the high, low and final Closing Levels of the S&P 500 Index for each of the four calendar quarters in 2008, 2009, 2010, 2011, 2012 and 2013 and the first calendar quarter of 2014 (through March 26, 2014). We obtained the Closing Levels listed in the table below and shown in the graph below from Bloomberg, L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg, L.P.

Quarterly High, Low and Closing Levels of the S&P 500 Index

Period/Quarter Ended	High	Low	Close
March 31, 2008	1,447.16	1,273.37	1,322.7
June 30, 2008	1,426.63	1,278.38	1280
September 30, 2008	1,305.32	1,106.39	1,166.36
December 31, 2008	1,161.06	752.44	903.25
March 31, 2009	934.70	676.53	797.87
June 30, 2009	946.21	811.08	919.32
September 30, 2009	1,071.66	879.13	1,057.08
December 31, 2009	1,127.78	1,025.21	1115.1
March 31, 2010	1,174.17	1,056.74	1,169.43
June 30, 2010	1,217.28	1,030.71	1,030.71
September 30, 2010	1,148.67	1,022.58	1141.2
December 31, 2010	1,259.78	1,137.03	1,257.64
March 31, 2011	1,343.01	1,256.88	1,325.83
June 30, 2011	1,363.61	1,265.42	1,320.64
September 30, 2011	1,353.22	1,119.46	1,131.42
December 31, 2011	1,285.09	1,099.23	1,257.6
March 31, 2012	1,416.51	1,277.06	1,408.47
June 30, 2012	1,419.04	1,278.04	1,362.16
September 30, 2012	1,465.77	1,334.76	1,440.67
December 31, 2012	1,461.40	1,353.33	1,426.19
March 31, 2013	1,569.19	1,457.15	1,569.19
June 30, 2013	1,669.16	1,541.61	1,606.28
September 30, 2013	1,725.52	1,614.08	1,681.55
December 31, 2013	1,848.36	1,655.45	1,848.36
March 26, 2014*	1,878.04	1,741.89	1,852.56

*	For the period commencing January 1, 2014 and ending on March 26, 2014

The following graph sets forth the historical performance of the S&P 500 Index based on daily Closing Levels from January 1, 2008 through March 26, 2014. The Closing Level of the S&P 500 Index on March 26, 2014 was 1,852.56.

Historical Performance of the S&P 500 Index

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

The Russell 2000® Index

As noted above, the Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For more details about the Russell 2000 Index, the index sponsor and license agreement between the index sponsor and the issuer, as well as certain risk factors that you should consider, see “Reference Assets—Non-Proprietary Indices-Equity Indices- Russell 2000® Index” and “Risk Factors” on page IS-31 and IS-2, respectively, of the accompanying index supplement.

Historical High, Low and Closing Levels of the Russell 2000 Index

You should not take the historical levels of the Russell 2000 Index as an indication of the future performance of the Russell 2000 Index. The Closing Level of the Russell 2000 Index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the Closing Level of the Russell 2000 Index during any period shown below is not an indication that the Russell 2000 Index is more or less likely to increase or decrease at any time during the life of the Notes.

Neither we nor any of our affiliates make any representation to you as to the performance of the Russell 2000 Index. The actual performance of the Russell 2000 Index over the life of the offered Notes, as well as the payment at maturity, may bear little relation to the historical levels shown below.

The table below shows the high, low and final Closing Level of the Russell 2000 Index for each of the four calendar quarters in 2008, 2009, 2010, 2011, 2012 and 2013 and the first calendar quarter of 2014 (through March 26, 2014). We obtained the Closing Levels listed in the table below and shown in the graph below from Bloomberg, L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg, L.P.

Quarterly High, Low and Closing Levels of the Russell 2000 Index

Period/Quarter Ended	High	Low	Close
March 31, 2008	753.55	643.97	687.97
June 30, 2008	763.27	686.07	689.66
September 30, 2008	754.38	657.72	679.58
December 31, 2008	671.59	385.31	499.45
March 31, 2009	514.71	343.26	422.75
June 30, 2009	531.68	429.16	508.28
September 30, 2009	620.69	479.27	604.28
December 31, 2009	634.07	562.40	625.39
March 31, 2010	690.30	586.49	678.64
June 30, 2010	741.92	609.49	609.49
September 30, 2010	677.64	590.03	676.14
December 31, 2010	792.35	669.45	783.65
March 31, 2011	843.55	773.18	843.55
June 30, 2011	865.29	777.20	827.43
September 30, 2011	858.11	650.96	689.95
December 31, 2011	765.43	609.49	740.92
March 31, 2012	846.13	747.28	830.30
June 30, 2012	840.63	737.24	798.49
September 30, 2012	864.70	767.75	837.45
December 31, 2012	852.49	769.48	849.35
March 31, 2013	953.07	872.60	951.54
June 30, 2013	999.99	901.51	977.48
September 30, 2013	1,078.41	989.47	1,073.79
December 31, 2013	1,163.64	1,043.46	1,163.64
March 26, 2014*	1,208.65	1,093.59	1,155.49

*	For the period commencing January 1, 2014 and ending on March 26, 2014

The following graph sets forth the historical performance of Russell 2000 Index the based on daily Closing Levels from January 1, 2008 through March 26, 2013. The Closing Level of the Russell 2000 Index on March 26, 2014 was 1,155.49.

Historical Performance of the Russell 2000 Index

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

The EURO STOXX 50® Index

As noted above, The EURO STOXX 50 Index is composed of 50 European blue-chip companies from within the Eurozone portion of the STOXX 600 Supersector indices. The STOXX 600 Supersector indices contain the 600 largest stock traded on the major exchanges of 18 European countries. For more details about the EURO STOXX 50 Index, the index sponsor and license agreement between the index sponsor and the issuer, as well as certain risk factors that you should consider, see “Reference Assets—Non-Proprietary Indices-Equity Indices-EURO STOXX 50” and “Risk Factors” on page IS-8 and IS-2, respectively, of the accompanying index supplement.

Historical High, Low and Closing Levels of the EURO STOXX 50 Index

You should not take the historical levels of the EURO STOXX 50 Index as an indication of the future performance of the EURO STOXX 50 Index. The Closing Level of the EURO STOXX 50 Index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the Closing Level of the EURO STOXX 50 Index during any period shown below is not an indication that the EURO STOXX 50 Index is more or less likely to increase or decrease at any time during the life of the Notes.

Neither we nor any of our affiliates make any representation to you as to the performance of the EURO STOXX 50 Index. The actual performance of the EURO STOXX 50 Index over the life of the offered Notes, as well as the payment at maturity, may bear little relation to the historical levels shown below.

The table below shows the high, low and final Closing Level of the EURO STOXX 50 Index for each of the four calendar quarters in 2008, 2009, 2010, 2011, 2012 and 2013 and the first calendar quarter of 2014 (through March 26, 2014). We obtained the Closing Levels listed in the table below and shown in the graph below from Bloomberg, L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg, L.P.

Quarterly High, Low and Closing Levels of the EURO STOXX 50 Index

Period/Quarter Ended	High	Low	Close
March 31, 2008	4,339.23	3,431.82	3,628.06
June 30, 2008	3,882.28	3,340.27	3,352.81
September 30, 2008	3,445.66	3,000.83	3,038.20
December 31, 2008	3,113.82	2,165.91	2,447.62
March 31, 2009	2,578.43	1,809.98	2,071.13
June 30, 2009	2,537.35	2,097.57	2,401.69
September 30, 2009	2,899.12	2,281.47	2,872.63
December 31, 2009	2,992.08	2,712.30	2,964.96
March 31, 2010	3,017.85	2,631.64	2,931.16
June 30, 2010	3,012.65	2,488.50	2,573.32
September 30, 2010	2,827.27	2,507.83	2,747.90
December 31, 2010	2,890.64	2,650.99	2,792.82
March 31, 2011	3,068.00	2,721.24	2,910.91
June 30, 2011	3,011.25	2,715.88	2,848.53
September 30, 2011	2,875.67	1,995.01	2,140.41
December 31, 2011	2,476.92	2,090.25	2,316.55
March 31, 2012	2,608.42	2,286.45	2,477.28
June 30, 2012	2,501.18	2,068.66	2,264.72
September 30, 2012	2,594.56	2,151.54	2,454.26
December 31, 2012	2,659.95	2,427.32	2,635.93
March 31, 2013	2,749.27	2,570.52	2,624.02
June 30, 2013	2,835.90	2,511.80	2602.60
September 30, 2013	2,936.20	2,570.76	2,893.15
December 31, 2013	3,111.37	2,902.12	3,109.00
March 26, 2014*	3,168.76	2,962.49	3,130.17

*	For the period commencing January 1, 2014 and ending on March 26, 2014

The following graph sets forth the historical performance of EURO STOXX 50 Index the based on daily Closing Levels from January 1, 2008 through March 26, 2014. The Closing Level of the EURO STOXX 50 Index on March 26, 2014 was 3,130.17

Historical Performance of the EURO STOXX 50 Index

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of this pricing supplement. The Agent commits to take and pay for all of the Notes, if any are taken.